UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2011

Cabot Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5667	04-2271897
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Two Seaport Lane, Suite 1300, Boston, Massachusetts		02210-2019
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	617-345-0100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 13, 2011, the Compensation Committee of the Board of Directors of Cabot Corporation granted Patrick Prevost, Cabot’s President and Chief Executive Officer, an award under the Corporation’s 2009 Long-Term Incentive Compensation Plan the ("2009 Plan") of 20,741 restricted stock units (the "RSUs"). Each RSU gives Mr. Prevost the conditional right to receive one share of common stock and dividend equivalents payable in cash to the extent dividends are paid on Cabot’s outstanding shares of common stock and equal in value to the dividends that would have been paid in respect of the common stock underlying the RSUs had such common stock been issued to Mr. Prevost. The RSUs will vest in their entirety on September 13, 2014, subject to the conditions and limitations set forth in the 2009 Plan and Mr. Prevost’s continued employment with Cabot through the vesting date. When Mr. Prevost joined Cabot in January 2008, he relocated to Boston, Massachusetts from Germany. He completed the sale of his home in Germany in April 2011, resulting in a significant loss. The award of the RSUs is intended to help Mr. Prevost cover the loss on the sale of his home in Germany and some of the expenses he incurred in maintaining the property since he joined the Company in 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cabot Corporation

September 13, 2011	By:	Robby D. Sisco

Name: Robby D. Sisco
Title: Vice President - Human Resources